EXHIBIT 23













CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-47200 of General Motors Corporation on Form S-8 of our report dated June 25, 2004, appearing in this Annual Report on Form 11-K of the Saturn Individual Savings Plan for Represented Members for the year ended December 31, 2003.





/s/DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP
Nashville, Tennessee



June 25, 2004
















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